                             ARTHUR ANDERSEN LLP

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated August 14, 1998 on the consolidated financial staements of New America Network, Inc. (and to all references to our Firm) included in or made part of this Registration Statement on Form S-1 of New America Network, Inc.



                                             /s/ Arthur Andersen LLP


Philadelphia, Pa.
August 28, 1998